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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of Earliest Event Reported): MARCH 22, 2004

                           DWANGO NORTH AMERICA CORP.
               (Exact Name of Registrant as Specified in Charter)


         NEVADA                      333-69006            84-1407365
(State or Other Jurisdiction       (Commission         (I.R.S. Employer
         of Incorporation)          File Number)        Identification Number)


         200 W MERCER ST., SUITE 501
         SEATTLE, WASHINGTON                            98119
         (Address of Principal Executive Offices)       (Zip Code)

                                 (206) 286-1440
              (Registrant's telephone number, including area code)




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ITEM 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURE

ROLLING STONE AGREEMENT
-----------------------

         On March 30, 2004, Dwango North America Corp. (the "Company") executed a Licensing Agreement with Rolling Stone LLC ("RSL") and RealNetworks, Inc. ("RN") setting forth the terms and conditions under which the Company would develop and distribute mobile entertainment content featuring the Rolling Stone brand. Such content includes ringtones, sound clips and games designed for cellular phones. The Company is required to pay royalties, including an advance royalty, and buy advertising on the Rolling Stone website and in Rolling Stone magazine. Pursuant to the terms of the Agreement, the Company also issued seven year warrants to purchase shares of common stock of the Company, for $1.20 per share, as follows: 201,398 shares for RSL and 222,998 shares for RN. The Agreement is for a term of approximately two years. The agreement is further described in a press release, dated April 5, 2004, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference (the "Press Release").

 CHIEF FINANCIAL OFFICER
 -----------------------

         On March 22, 2004, J. Paul Quinn commenced services as Chief Financial Officer of the Company. From November 2000 through October 2003, Mr. Quinn was the Chief Financial Officer of N2H2, Inc., a software development company. From August 1999 through October 2000, Mr. Quinn was the Senior Vice President of Finance and Administration for the Closeout Company, a discount retailer. From December 1993 through August 1999, he was Vice President and Controller of Fleming Retail Group, a retailer and wholesaler.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


         (c)  EXHIBITS.



EXHIBIT NO.             DESCRIPTION
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99.1                    Press Release





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 6, 2004

                                      DWANGO NORTH AMERICA CORP.


                                      By:  /s/ Rick J. Hennessey
                                          ---------------------------------

                                          Rick J. Hennessey
                                          Chief Executive Officer



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                                  EXHIBIT INDEX




EXHIBIT NO.             DESCRIPTION
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99.1                    Press Release